SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 28, 2002


                          ClearOne Communications, Inc.
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)


            UTAH                        0-17219                87-0398877
----------------------------        ----------------        -----------------
(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)        Identification Number)

                  1825 Research Way, Salt Lake City, Utah 84119
               (Address of Principal Executive Offices) (Zip Code)


                                 (801) 975-7200
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                       Gentner Communications Corporation
                       ----------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

         On May 28, 2002, ClearOne Communications, Inc. (the "Company") confirmed that E.mergent, Inc. ("E.mergent") revised its employment agreement with Robin Sheeley, its Chief Technology Officer, effective May 22, 2002. In August 1999, E.mergent entered into a three-year employment agreement with Mr. Sheeley as its Chief Technology Officer. The original employment agreement provided that Mr. Sheeley could terminate his employment as a result of a change in control. The primary areas of revision include an expansion of the noncompete provisions from twelve months to thirty-six months; and a new consulting provision, that allows E.mergent, at its option, to retain Mr. Sheeley as a consultant for up to two years from the date of termination of Mr. Sheeley's employment following any change of control. In addition, the revised employment agreement expressly permits the assignment of the agreement to the Company. These changes resulted from discussions between the Company and Mr. Sheeley regarding his future role with the Company. As a result, the Company currently intends to retain the services of Mr. Sheeley as a consultant with respect to technology development and marketing following its acquisition of E.mergent.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            CLEARONE COMMUNICATIONS, INC.
                            (The Registrant)



                            By:  Randall J. Wichinski
                               -------------------------------------------------
                            Its: Chief Financial Officer
                                ------------------------------------------------